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                                                              SEC File No. 333-

   As filed with the Securities and Exchange Commission on October 8, 1999


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              VIRGINIA GAS COMPANY
             (Exact name of registrant as specified in its charter)

                DELAWARE                                  87-0443823
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                 Identification Number)
200 EAST MAIN STREET, ABINGDON, VIRGINIA                    24210
(Address of Principal Executive Offices)                  (Zip Code)

                   VIRGINIA GAS COMPANY 1998 STOCK OPTION PLAN
                              (Full Title of Plan)

                               MICHAEL L. EDWARDS
                              200 East Main Street
                            Abingdon, Virginia 24210
                     (Name and address of agent for service)
                                 (540) 676-2380
                     (Telephone number, including area code,
                              of agent for service)

                                 WITH COPIES TO:

   SUSAN E. BRYANT, ESQ.                              ROBERT C. BRIGHT, ESQ.
  Six Forest Park Drive                               One Leadership Square
   Post Office Box 444                            211 North Robinson, Suite 1900
Farmington, CT 06034-0444                             Oklahoma City, OK 73102
     (860) 674-0111                                       (405) 236-8016
   Fax: (860) 674-0011                                  Fax: (405) 232-1660

CALCULATION OF REGISTRATION FEE


  ------------------------ ------------------- -------------------------- ---------------------------- ----------------
  Title of Securities to      Amount to be         Proposed maximum       Proposed maximum aggregate      Amount of
       be registered           registered      offering price per share         offering price          registration fee
  ------------------------ ------------------- -------------------------- ---------------------------- ----------------
  Common Stock(1)               260,000               $ 4.125(2)                  $1,072,500              $ 298.16
  par value $.001
        per share
  ------------------------ ------------------- -------------------------- ---------------------------- ----------------

This Registration Statement shall become effective immediately upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended and Rule 462 of the Rules and Regulations promulgated by the Securities and Exchange Commission under that Act.

--------------------
(1) This Registration Statement covers any additional shares required to be issued under the terms of the Virginia Gas Company 1998 Stock Option Plan
(Plan) in connection with any stock splits or dividends pursuant to Rule 416(a) under the Securities Act of 1933 (1933 Act).
(2) Options to purchase 260,000 shares at an exercise price of $4.125 per share have already been issued. No additional options may be issued under the Plan.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.
ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

All material information about the Virginia Gas Company 1998 Stock Option Plan
(Plan) required by Items 1 and 2 of Part I of this Registration Statement on Form S-8 has been and/or will be provided to all participants in the Plan at the time they become participants and until they exercise their options and purchase shares of the common stock of the Registrant. Those documents and the items incorporated by reference in Item 3 of Part II of this Registration Statement make up the prospectus required by Section 10(a) of the 1933 Act. The Registrant has omitted the documents containing the information about the Plan and the shares from this Registration Statement as authorized by Rule 428 under the 1933 Act. The Registrant will also not be filing any of those documents as prospectuses or supplements under Rule 424 of the 1933 Act as authorized by Rule 428.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

         (a) The Annual Report for Virginia Gas Company on Form 10-KSB for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission on March 31, 1999 (SEC File No. 0-21523 ).

         (b)(1) The Quarterly Report for Virginia Gas Company on Form 10-QSB for the quarter ended March 31, 1999, filed with the Securities and Exchange Commission on May 17, 1999 (SEC File No. 0-21523 ).

         (b)(2) The Quarterly Report for Virginia Gas Company on Form 10-QSB for the quarter ended June 30, 1999, filed with the Securities and Exchange Commission on August 16, 1999 (SEC File No. 0-21523 ).

         (c) The description of the Registrant's Common Stock included in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 10, 1996 (SEC File No. 0-21523) pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or supplement to such description that may be included in any filing by Virginia Gas Company with the Securities and Exchange Commission that amends or updates such description.

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The Registrant also incorporates by reference all documents filed by the
Registrant with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the effective date of this Form S-8. The Registrant incorporates all of those documents as of the date on which they are filed with the Securities and Exchange Commission. This incorporation by reference will continue until the Registrant files a post-effective amendment stating that all the securities registered in this Registration Statement have been sold or until the Registrant files a post effective amendment that deregisters all the securities then remaining unsold.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b) of the Delaware General Corporation Law authorizes a corporation to include in its Certificate of Incorporation a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Such limit cannot, however, limit a director's liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director derived an improper personal benefit or (iv) for liability resulting from the wrongful payment of any dividend, stock purchase or redemption. The Second Amended and Restated Articles of Incorporation of the Registrant contains such a provision.

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify certain persons, including officers and directors for amounts incurred in actions related to their activities as officers and directors. Under the authority of such provision, the Bylaws of Virginia Gas Company authorize the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was, at any time prior to or during which the Bylaw provision is or was in effect, a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorneys' fees), judgments, fines, penalties, and amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by the Delaware General Corporation Law. Such laws generally requires that the person have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The provisions of the Delaware Law and the Bylaws of the Company are sufficiently broad that they would cover liabilities under the 1933 Act; however, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

The options issued to the employees under the Plan were issued in reliance on the exemption from registration provided by Section 4(2) of the 1933 Act.

ITEM 8.  EXHIBITS


     EXHIBIT
     NUMBER                 DESCRIPTION

       5.1                  Opinion of Susan E. Bryant, P.C.
       23.1                 Consent of Arthur Andersen LLP
       23.2                 Consent of Susan E. Bryant, P.C. (included in 5.1)
       99.1                 Virginia Gas Company 1998 Stock Option Plan


ITEM 9.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment to the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


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                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abingdon, Commonwealth of Virginia, on the 6th day of October, 1999.

                                        VIRGINIA GAS COMPANY


                                        By:  /s/ MICHAEL L. EDWARDS
                                             -----------------------------------
                                             Michael L. Edwards, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                   TITLE                         DATE

By:   /s/ MICHAEL L. EDWARDS                           , President, Director,           October 6, 1999
     -------------------------------------------------
     Michael L. Edwards                                 Chief Executive Officer

By:  /s/ WILLIAM L. CLEAR                              , Vice President and             October 6, 1999
     -------------------------------------------------
     William L. Clear                                   Chief Financial Officer

By:  /s/ KAREN R. EDWARDS                              , Director                       October 6, 1999
     -------------------------------------------------
     Karen K. Edwards

By:  /s/ GLENN B. ROGERS                               , Chairman of the Board          October 6, 1999
     -------------------------------------------------
     Glenn B. Rogers                                    of Directors

By:  /s/ EVERETTE G. ALLEN, JR.                        ,Director                        October 6, 1999
     -------------------------------------------------
     Everette G. Allen, Jr.

By:  /s/ G. LEE CRENSHAW, II                           ,Director                        October 6, 1999
     -------------------------------------------------
     G. Lee Crenshaw, II

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                                    EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION

  5.1                       Opinion of Susan E. Bryant, P.C.
 23.1                       Consent of Arthur Andersen, LLP
 23.2                       Consent of Susan E. Bryant, P.C. (included in 5.1)
 99.1                       Virginia Gas Company 1998 Stock Option Plan